Exhibit 3.5

AMENDMENT

TO THE

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF STR HOLDINGS LLC

This Amendment to the Third Amended and Rested Limited Liability Company Agreement of STR Holdings LLC (the “Company”), dated as of March 20, 2008 (the “LLC Agreement”), is entered into as of the 9th day of October, 2009, by the Company and each of the parties listed on the signature pages hereof (this “Amendment”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

WHEREAS, pursuant to Section 11.05 of the LLC Agreement, the Company and the Class A Members holding at least 51% of the outstanding Class A Units desire to amend and restate Section 1.02(a) of Annex A to the LLC Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises, the undersigned, being the holders of at least 51% of the outstanding Class A Units, hereby agree and consent to the following.:

1.                                       Amendments.  (a) Section 1.01(e)(i) of Annex A to the LLC Agreement shall be amended and restated in its entirety to read as follows:

“(i)                               first, all Registrable Securities requested to be registered by the Registering Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each); and”

(b)                                 Section 1.02(a) of Annex A to the LLC Agreement shall be amended and restated in its entirety to read as follows:

“(a) If the Company proposes to register any Company Securities under the Securities Act (whether for itself or in connection with a sale of securities by a Stockholder, but other than a registration on Form S-8 or S-4, or any successor or similar forms, relating to common stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), the Company shall each such time give prompt written notice at least ten (10) Business Days prior to the anticipated filing date of the registration statement relating to such registration (provided that, solely with respect to the Initial Public Offering, prompt written notice must be given at least ten (10) Business Days following the initial filing date of the registration statement relating to such registration) to each Stockholder (each a Piggyback Stockholder”), which notice shall set forth such Piggyback Stockholder’s rights under this Section 1.02 and shall offer such Piggyback Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Piggyback Stockholder may request (a “Piggyback Registration”), subject to the provisions of Section 1.02(b) and the Public Offering Limitations.  Upon the request of any such Piggyback Stockholder made within five (5) Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Piggyback Stockholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Piggyback Stockholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves a Public Offering, all such Piggyback Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 1.04(f)(i) on the same terms and conditions as apply to the Company or any other selling Piggyback Stockholders, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 1.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Piggyback Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 1.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 1.01.  The Company shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration.

(c)                                  Section 1.02(b)(i)(2) of Annex A to the LLC Agreement shall be amended and restated in its entirety to read as follows:

“2.                                 second, all Registrable Securities requested to be included in such registration by any Registering Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders based on their relative number of Registrable Securities requested to be included in the Piggyback Registration, unless the managing underwriter reasonably determines otherwise (which, for the avoidance of doubt, could, in the reasonable determination of the managing underwriter, include the exclusion of all Registrable Securities of the Management Members), in which case the allocation of such Registrable Securities shall be in the manner reasonably determined by the managing underwriter).”

(d)                                 Section 1.02(b)(ii)(1) of Annex A to the LLC Agreement shall be amended and restated in its entirety to read as follows:

“1.                                 first, all Registrable Securities requested to be included in such registration by any Registering Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders based on their relative number of Registrable Securities requested to be included in the Piggyback Registration, unless the managing underwriter reasonably determines otherwise (which, for the avoidance of doubt, could, in the reasonable determination of the managing underwriter, include the exclusion of all Registrable Securities of the Management Members), in which case the allocation of such Registrable Securities shall be in the manner reasonably determined by the managing underwriter), and”

(e)                                  Section 1.03 of Annex A to the LLC Agreement shall be amended and restated in its entirety to read as follows:

“Lock-Up Agreements.  In connection with each underwritten Public Offering, if requested by the managing underwriter, the Company and the Stockholders agree (and the

Company agrees, in connection with any underwritten Public Offering, to use its commercially reasonable efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution, including any sale pursuant to Rule 144 of any Registrable Securities during the 10 days prior to the consummation of such Public Offering and during such time period after the consummation of such Public Offering, not to exceed 90 days (180 days in the case of the Initial Public Offering); provided, however, that no Other Member will be required to agree to any restrictions that are more restrictive than those applicable to any DLJMB Member; provided further, however, that the restrictions described in this Section 1.03 shall not apply to (i) any Company Securities or other securities of the Company acquired in the Initial Public Offering, in any Public Offering or in any open market transaction following the Initial Public Offering and (ii) any Other Member that ceases to have Piggyback Registration Rights.”

(f)                                    Section 1.04(b) of Annex A to the LLC Agreement shall be amended and restated in its entirety to read as follows:

“(b)                           Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.”

(g)                                 Section 1.04(f) of Annex A to the LLC Agreement shall be amended and restated in its entirety to read as follows:

“(f)                              (i) The DLJMB Members shall have the right, in their sole discretion, to select the underwriter or underwriters in connection with any Public Offering resulting from a Demand Registration, which underwriter or underwriters may include any Affiliate of any DLJMB Member, and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the FINRA.”

(h)                                 Section 1.14(b)(iii) of Annex A to the LLC Agreement shall be amended and restated in its entirety to read as follows:

“(iii)                         ‘Public Offering Limitations’ means (i) no Other Member shall be permitted to exercise its rights to require registration of any Company Securities in a Piggyback Registration under Section 1.02 hereof with respect to the Initial Public Offering unless the DLJMB Members are registering their Registrable Securities in the Initial Public Offering and (ii) in each Public Offering, including, without limitation, the Initial Public Offering pursuant to clause (i) above, such Other Member shall be entitled to Transfer a number of the class of Company Securities to be Transferred in the Offering not exceeding (A) the number of Registrable Securities held by such Other Member at such time multiplied by (B) a fraction the numerator of which is the number of Registrable Securities to be registered by the DLJMB Members in any registration pursuant to Section 1.02 and the denominator of which is the total number of Registrable Securities held by the DLJMB Members immediately prior to any such registration.”

(i)                                     Section 1.14(b)(iv) of Annex A to the LLC Agreement shall be amended and restated in its entirety to read as follows:

“‘Registration Expenses’ means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of counsel to the Stockholders participating in the offering selected (A) by the DLJMB Members, in the case of any offering in which any DLJMB Members participate, or (B) in any other case, by the Stockholders holding the majority of the Registrable Securities to be sold for the account of all Stockholders in the offering, (ix) fees and expenses in connection with any review by the FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expense of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities and (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.’”

2.                                       Miscellaneous.  Except as otherwise specifically set forth herein, this Amendment shall not constitute an amendment, modification or waiver of any of the terms or conditions of the LLC Agreement, which shall remain in full force and effect.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

3.                                       Effectiveness.  This Amendment will become effective upon the execution of it by the holders of at least 51% of the outstanding Class A Units.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment to the LLC Agreement as of the date above written.

STR HOLDINGS LLC

By:	/s/ MICHAEL S. ISIKOW
Name: Michael S. Isikow
Title: Vice President

DLJ MERCHANT BANKING PARTNERS IV, L.P.

By:	DLJ Merchant Banking IV, L.P., its General Partner

By:	DLJ Merchant Banking, Inc., its General Partner

By:	/s/ MICHAEL S. ISIKOW
Name: Michael S. Isikow
Title: Vice President

DLJ OFFSHORE PARTNERS IV, L.P.

By:	DLJ Merchant Banking IV, L.P., its General Partner

By:	DLJ Merchant Banking, Inc., its General Partner

By:	/s/ MICHAEL S. ISIKOW
Name: Michael S. Isikow
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF STR HOLDINGS LLC]

DLJ MERCHANT BANKING PARTNERS IV (PACIFIC), L.P.

By:	MBP IV Pacific, LLC, its General Partner

By:	DLJ Merchant Banking IV, L.P., its Managing Member

By:	DLJ Merchant Banking, Inc., its General Partner

By:	/s/ MICHAEL S. ISIKOW
Name: Michael S. Isikow
Title: Vice President

MBP IV PLAN INVESTORS, L.P.

By:	DLJ LBO Plans Management Corporation, its General Partner

By:	/s/ MICHAEL S. ISIKOW
Name: Michael S. Isikow
Title: Vice President

By:	DLJ LBO Plans Management Corporation III, its General
Partner

By:	/s/ GEORGE R. HORNIG
Name: George R. Hornig
Title: President

[SIGNATURE PAGE TO AMENDMENT TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF STR HOLDINGS LLC]